UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022 (December 28, 2021)

VECTOR GROUP LTD.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard Miami Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, par value $0.10 per share	VGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 8.01 of this Form 8-K is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 29, 2021 at 11:59 p.m., New York City time, Vector Group Ltd. (“Vector”) completed the distribution to its stockholders (including holders of Vector common stock underlying outstanding stock option awards and restricted stock awards) of the common stock of Douglas Elliman Inc. (“Douglas Elliman”) (such distribution of Douglas Elliman’s common stock, the “Distribution.”) The Distribution took the form of a distribution by Vector of one share of Douglas Elliman’s common stock, par value $0.01 per share, for every two shares of Vector’s common stock (including Vector common stock underlying outstanding stock option awards and restricted stock awards) held of record at the close of business, New York City time, on December 20, 2021 (the “Record Date”). Douglas Elliman owns the real estate services and property technology (“PropTech”) investment business previously owned and operated by Vector (the “Douglas Elliman Business”). As a result of the Distribution, Douglas Elliman became an independent publicly traded company and began trading under the symbol “DOUG” on the New York Stock Exchange (“NYSE”) on December 30, 2021.

Subsequent to the Distribution, Vector will no longer include the financial results of the Douglas Elliman Business for the purpose of its own financial reporting. After the date of the Distribution, the historical financial results of the Douglas Elliman Business will be reflected in the consolidated financial statements of Vector as discontinued operations for all periods presented through December 29, 2021, beginning with the financial statements to be filed for the year ended December 31, 2021. Filed as Exhibit 99.1 to this Current Report on Form 8-K are the unaudited pro forma condensed consolidated balance sheet of Vector as of September 30, 2021 and the unaudited pro forma condensed consolidated statements of operations of Vector for the nine months ended September 30, 2021 and the years ended December 31, 2020, 2019 and 2018, in each case giving effect to the Distribution.

Item 2.05	Costs Associated With Exit or Disposal Activities.

The description of the Distribution contained in Item 2.01 of this report is incorporated herein by reference. As of the date of this report, Vector expects to incur approximately $11 million of pre-tax costs associated with the Distribution, including legal, financial advisory and accounting fees and expenses, printing and engraving expenses, NYSE listing fees, and other separation-related fees and expenses. Vector expects substantially all of these costs will be recognized in its financial statements as of and for the year ended December 31, 2021. Vector expects that future cash expenditures for pre-tax costs associated with the Distribution will be immaterial.

Vector also expects to incur cash expenditures of approximately $13.6 million associated with the value of Douglas Elliman common stock used to satisfy payroll tax withholdings of holders of Vector stock option awards and restricted stock awards from the receipt of Douglas Elliman stock in connection with the spin-off.

Item 8.01	Other Events.

On December 21, 2021, Vector and Douglas Elliman entered into a Distribution Agreement, under which Vector would distribute all of Douglas Elliman’s outstanding common stock to holders of Vector common stock (including Vector common stock underlying outstanding stock option awards and restricted stock awards), which was subsequently amended and restated as of December 28, 2021, prior to completion of the Distribution on December 29, 2021 at 11:59 p.m., New York City time. The foregoing description is qualified in its entirety by reference to the agreement filed as Exhibit 2.1 to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of Vector as of September 30, 2021 and the unaudited pro forma condensed consolidated statements of operations of Vector for the nine months ended September 30, 2021 and the years ended December 31, 2020, 2019 and 2018 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

2.1	Distribution Agreement, originally dated as of December 21, 2021 and amended and restated as of December 28, 2021, between Vector Group Ltd. and Douglas Elliman Inc.

99.1	Unaudited pro forma condensed consolidated balance sheet of Vector Group Ltd. as of September 30, 2021 and the unaudited pro forma condensed consolidated statements of operations of Vector Group Ltd. for the nine months ended September 30, 2021 and the years ended December 31, 2020, 2019 and 2018.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

Date: January 4, 2022	By:	/s/ J. Bryant Kirkland III
	Name:	J. Bryant Kirkland III
	Title:	Senior Vice President, Treasurer and Chief Financial Officer